Exhibit 10.1

AMENDMENT NO. 3
TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 3 (this “Amendment”), dated as of August 22, 2024, to the Investment Management Trust Agreement (as defined below) is made by and between Yotta Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement, dated April 19, 2022, as amended on April 19, 2023 and September 22, 2023 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein; and

WHEREAS, at an Annual Meeting of the Company held on August 22, 2024, the Company’s stockholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation, as amended on April 19, 2023 and September 22, 2023 (the “Third Amended A&R COI”) extending the date by which the Company has to consummate a business combination to October 22, 2025.

NOW THEREFORE, IT IS AGREED:

1. Preamble. The third WHEREAS clause in the preamble of the Trust Agreement is hereby amended and restated to read as follows:

“WHEREAS, at an Annual Meeting of the Company held on August 22, 2024, the Company’s stockholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation, as amended on April 19, 2023 and September 22, 2023 (the “Amended A&R COI”) extending the date by which the Company has to consummate a business combination from August 22, 2024 to October 22, 2025, on a month-to-month basis, upon the payment into the Trust Account of an amount equal to $0.04 multiplied by the number of shares of common stock sold to the public in the Company’s initial public offering and that remain outstanding after giving effect to the shares that are redeemed in connection with the vote on the Third Extension Amendment Proposal for each one-month extended into the Trust Account for such extension;”

2. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by Chardan, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by October 22, 2025 (as applicable, the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders as of the Last Date.

3. Exhibit D. Exhibit D of the Trust Agreement is hereby deleted in its entirety.

4. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

5. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

6. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 7(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

7. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

YOTTA ACQUISITION CORPORATION

By:	/s/ Hui Chen
Name:	Hui Chen
Title:	Chief Executive Officer and Director

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